As filed with the Securities and Exchange Commission June 3, 1995

                             File No. 33-99376

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                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D. C. 20549

                                FORM S-8
         Registration Statement Under the Securities Act of 1933

                     PRINCETON AMERICAN CORPORATION
         (Exact Name of Registrant as Specified in its Charter)

State of Nevada                                                  22-1848644
(State or Other Jurisdiction of                    (IRS Identification No.)
Incorporation or Organization

         2222 East Camelback Road, Suite 200, Phoenix, AZ 85016
          (Address of Principal Executive Offices)   (Zip Code)

                   EMPLOYEE & CONSULTING SERVICES PLAN
                         (Full Title of the Plan

                       Laughlin & Associates, Inc.
            2533 North Carson Street, Carson City, NV  89706
                 (Name and Address of Agent for Service)
                             (702) 883-8484
       (Telephone Number Including Area Code of Agent for Service)
                              (702) 883-8484

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans,
check the following line:     X

                      CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered:                          Common Stock
Amount to be Registered:                                          4,000,000
Proposed Maximum Offering Priced Per Share:                        $0.62(1)
Proposed Maximum Aggregate Offering Price:                        2,480,000
Amount of Registration Fee:                                            $855

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This registration statement also relates to Form S-8 Registration
Statement No. 33-99376 and by reference is incorporated therein.
Under such Registration Statement, Registrant registered
3,000,000 shares of common stock, respectively, for issuance under Registrant's Employee & Consulting Services Plan.

(1)  Calculated pursuant to Rule 457(h).
(If plan interests are being registered, include the following:
"In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.")

Item 3.   Incorporation of Certain Documents by Reference

The Company's Annual Report on Form 10-K for the year ended May 31, 1995 and the Form 10-Q for fiscal quarter ended February 29, 1996 are hereby incorporated by reference.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities covered hereby then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, except as to any portion of any future Annual or Quarterly Report to Stockholders which is deemed to be modified or modified by a statement contained in a subsequently dated document incorporated by reference or contained in this Registration Statement.

The documents incorporated herein by reference are available without charge on written or oral request to the Company at 2222
East Camelback Road, Suite 200, Phoenix, AZ 85016 or (602) 954-
2600.

Item 4.   Description of Securities

Securities are registered under Section 12 of the Exchange Act.

Item 5.   Does not apply.

Item 6.   Indemnification of Directors and Officers:

Section 78.751 of the General Corporation Laws of Nevada (the "Act") provides that a corporation may indemnify a director or officer of the corporation and to purchase and maintain liability insurance for those persons as, and to the extent permitted by
Article 78.752 of the Act.

The By-Laws of the Company contain provisions indemnifying its directors and officers to the extent permitted by Section 78.751 of the General Corporation Law of Nevada (the "Act") as amended from time to time.

The Company's Certificate of Incorporation limits directors' liability for monetary damages for breaches of their duties of care owed the Company to the fullest extent permitted by Nevada law.

Item 7.   Does not apply

Item 8.   Exhibits

The following is a list of exhibits filed as part of the Registration Statement:

          (1)  Opinion of Proper & Kirkorsky.
          (2)  Consent of Semple & Cooper, P.L.C.

Item 9.   Undertakings

The undersigned hereby undertakes:

     1) (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)       To include any prospectus required by
               Section 120(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the regis tration statement;

               Provided, however, that paragraphs (1)(a)(i) and
               (1)(a)(ii) do not apply if the Registration
               Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is con tained in periodic reports filed by the Registrant pursuant to Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securi ties at that time shall be deemed to be the initial benefit offering thereof.

     2) The undersigned Registrant hereby undertakes that, for purposes of determining a liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 215(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial benefit offering thereof.

     3) Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforce able. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expense incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES


Pursuant to the requirements of the Securities Act of 1934, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 12th day of June, 1996.



By   S/ DALE E. EYMAN
     Dale E. Eyman, President


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature and Title                                                    Date




S/DALE E. EYMAN                                               June 12, 1996
Dale E. Eyman
President, Director,
Chief Executive Officer



S/DAVID S. SMITH                                              June 12, 1996
David S. Smith
Secretary, Treasurer,
Director, CFO



S/ MICHAEL B. MOONEY                                          June 12, 1996
Michael B. Mooney
Director

                             INDEX TO EXHIBITS



Sequentially
Exhibit Number           Description                                  Pages


(1)                      Opinion of Proper & Kirkorsky

(2)                      Consent of Semple & Cooper P.L.C.

                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 12th day of June, 1996.



By
     Dale E. Eyman, President


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.